Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-52103 and Form S-8 No. 333-74459) of our report dated June 29, 2022, with respect  to  the  financial statements and supplemental schedule of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Asheville, North Carolina

June 29, 2022